EXHIBIT 3.1

VORNADO REALTY TRUST
ARTICLES OF AMENDMENT
Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Declaration of Trust of the Company (the “Declaration”) is hereby amended by deleting Sections 6.6, 6.7 and 6.8 in their entirety and inserting the following in lieu thereof:
SECTION 6.6    Restrictions on Ownership and Transfer; Exchange For Excess Stock.
(a)    Definitions. For the purposes of Sections 6.6, 6.7, 6.8 and 6.9, the following terms shall have the following meanings:
“Adoption Date” shall mean the effective date of the merger of Vornado, Inc. into the Trust.
“Beneficial Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Beneficiary” shall mean the beneficiary of the Special Trust as determined pursuant to Section 6.8(e).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Common Equity Stock” shall mean outstanding Shares that are either Common Stock or Excess Common Stock.
“Constructive Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
“Constructive Ownership Limit” shall mean 9.9% of the outstanding Equity Stock of any class.
“Domestically Controlled Qualified Investment Entity” shall mean a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.
“Equity Stock” shall mean outstanding Shares that are either Common Equity Stock or Preferred Equity Stock. Equity Stock of any particular class shall mean Common or Preferred Stock of that class and Excess Common or Preferred Stock that would, under Section 6.8(e)(1), automatically be exchanged for Common or Preferred Stock of that class in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.
“Excess Common Stock” shall mean Excess Stock that would, under Section 6.8(e)(1), automatically be exchanged for Common Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.
“Excess Preferred Stock” shall mean Excess Stock that would, under Section 6.8(e)(1), automatically be exchanged for Preferred Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.
“Existing Constructive Holder” shall mean any Person who (i) is the Constructive Owner of Shares in excess of the Constructive Ownership Limit on the Adoption Date, so long as, but only so long as, such Person (x) provides the certification requested by the Board of Trustees as to such Person’s status as a tenant of the Trust or an owner, directly or indirectly, of a tenant of the Trust and such certification is and remains true, (y) Constructively Owns Shares in excess of the Constructive Ownership Limit and (z) is not a Disqualified Constructive Holder, or (ii) is designated by the Board of Trustees as an Existing Constructive Holder pursuant to the provisions of Section 6.6(l)(2), so long as, but only so long as, such Person (x) complies with any conditions or restrictions associated with such designation, (y) Constructively Owns Shares in excess of the Constructive Ownership Limit, and (z) is not a Designated Constructive Holder.
“Existing Holder” shall mean (i) any Person who is the Beneficial Owner of shares of Common Stock in excess of the Ownership Limit on the Adoption Date, so long as, but only so long as, such Person Beneficially Owns shares of Common Stock in excess of the Ownership Limit and (ii) any Person (other than another Existing Holder) to whom an Existing Holder Transfers Beneficial Ownership of shares of Common Stock causing such transferee to Beneficially Own shares of Common Stock in excess of the Ownership Limit but not in excess of such Person’s Existing Holder Limit. Interstate Properties shall not be treated as an Existing Holder for purposes of Section 6.6(i)(1) hereof, instead, transfers of shares of Common Stock by Interstate Properties shall be treated as transfers of shares of Common Stock by each of the partners of Interstate Properties in proportion to their interest in that partnership.
“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder on the Limitation Date, and after any adjustment pursuant to Section 6.6(i), shall mean the percentage of the outstanding Common Equity Stock as so adjusted; and (ii) for any Existing Holder who becomes such an Existing Holder by virtue of clause (ii) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, provided, that such Person’s Existing Holder Limit shall be the lower of the foregoing percentage and the highest percentage of Common Equity Stock that could be Beneficially Owned by such Person without resulting in the five largest then-existing Existing Holder Limits exceeding 49.9% of the Common Stock (or, if there are fewer than five then-

existing Existing Holders, (i) all then-existing Existing Holder Limits plus (ii) the product of (x) the Ownership Limit and (y) five less the number of then-existing Existing Holders shall not exceed 49.9% of the Common Stock) and, after any adjustment pursuant to Section 6.6(i), shall mean such percentage of the outstanding Common Equity Stock as so adjusted. For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of Section 542(a)(2) will not be treated as an Existing Holder if all of the shares of Common Stock Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(2) of the Code. From the Limitation Date and prior to the Ownership Limitation Termination Date, the secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for such Existing Holder. There shall be a single Existing Holder Limit for each “family”, as such term is defined in Section 544 of the Code.
“Foreign Ownership Limitation Period” shall mean the period commencing on August 7, 2019 and ending on the first day on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a Domestically Controlled Qualified Investment Entity.
“Limitation Date” shall mean the date on which the Trust issues at least 4.875 million shares of Common Stock, or such other date as may be specified by the Board of Trustees by Board action taken prior to the date of such an issuance.
“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board of Trustees of the Trust.
“Ownership Limit”, with respect to the Common Stock, initially meant 2.0% of the outstanding Common Equity Stock of the Trust, currently means 6.7% of the outstanding Common Equity Stock of the Trust (due to an adjustment under Section 6.6(j)) and, after an adjustment, as set forth in Section 6.6(j), shall mean such greater percentage (but not more than 9.9%) as so adjusted, and, with respect to any class of Preferred Stock, shall mean 9.9% of the outstanding Preferred Equity Stock of such class.
“Ownership Limitation Termination Date” shall mean the first day after the date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to qualify as a REIT.
“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c)

of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.
“Preferred Equity Stock” shall mean outstanding Shares that are either Preferred Stock or Excess Preferred Stock. Preferred Equity Stock of any particular class shall mean Preferred Stock of that class and Excess Preferred Stock that would, under Section 6.8(e)(1), automatically be exchanged for Preferred Stock of that class in the event of a transfer of an interest in the Special Trust in which such Excess Preferred Stock is held.
“Purported Beneficial Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the person for whom the purported Record Holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Stock upon the occurrence of such event held such Shares.
“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 6.6(b).
“Purported Record Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the record holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Stock upon the occurrence of such event.
“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Shares if such Transfer had been valid under Section 6.6(b).
“REIT” shall mean a real estate investment trust under Section 856 of the Code.
“Special Trust” shall mean the trust created pursuant to Section 6.8(a).
“Tenant” shall mean any Person that leases (or subleases) real property of the Trust.
“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trustee” shall mean, for purposes of Article VI only, the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.
(b)    Restrictions on Ownership and Transfer.
(1)    Except as provided in Section 6.6(l), from the Adoption Date and prior to the Ownership Limitation Termination Date, no Person (other than, in the case of Common Stock, an Existing Holder) shall Beneficially Own Shares of any class in excess of the Ownership Limit for such class of Shares and no Person (other than an Existing Constructive Holder) shall Constructively Own Shares in excess of the Constructive Ownership Limit. In addition, except as provided in section 6.6(1), from the Limitation Date and prior to the Ownership Limitation Termination Date, no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.
(2)    Except as provided in Section 6.6(l), from the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than, in the case of a Transfer of Common Stock, an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to Shares of such class shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.
(3)    Except as provided in Section 6.6(l), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such shares of Common Stock.
(4)    From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Person in excess of such amount; and the intended transferee shall acquire no rights in such Shares.
(5)    From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.
(6)    From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the

Transfer of the Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.
(7)    During the Foreign Ownership Limitation Period, any Transfer that, if effective, would result in the Trust failing to qualify as a Domestically Controlled Qualified Investment Entity shall be void ab initio as to the Transfer of the Shares which would cause the Trust to fail to qualify as a Domestically Controlled Qualified Investment Entity; and the intended transferee shall acquire no rights in such Shares.
(c)    Exchange for Excess Stock.
(1)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than, in the case of Common Stock, an Existing Holder) would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as otherwise provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.
(2)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported transfer such that an Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 6.6(l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.
(3)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Constructive Holder) Constructively Owns Shares in excess of the Constructive Ownership Limit, then such Shares in excess of such limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.
(4)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Trust to become “closely held” within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(5)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person other than, with respect to Common Stock, an Existing Holder (the “Purchaser”) purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, the Purchaser would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.
(6)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, an Existing Holder purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, such Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6(l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which shares of Common Stock are exchanged, shares of Common Stock Beneficially Owned by the purchasing Existing Holder prior to the Purchase shall be treated as exchanged before any shares of Common Stock Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.
(7)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person, other than an Existing Constructive Holder (the “Purchaser”), purchases or otherwise acquires an interest in a Person which Constructively Owns Shares (the “Purchase”) and, as a result, the Purchaser would Constructively Own Shares in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares Constructively Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Constructively Owned by the Person an interest in which is being so purchased or acquired are so treated.
(8)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares (the “Entity”) and, as a result, a Person (other than, in the case of Common Stock, an Existing Holder) holding an interest in the Entity would Beneficially Own Shares in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Entity shall be treated as exchanged before any Shares Beneficially Owned by the Person holding an interest in the Entity (independently of such Person’s interest in the Entity) are so treated.
(9)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns shares of Common Stock (the “Entity”) and, as a result, an Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6 (l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which shares of Common Stock are exchanged, shares of Common Stock Beneficially Owned by the Entity shall be treated as exchanged before any shares of Common Stock Beneficially Owned by the Existing Holder (independently of such Existing Holder’s interest in the Entity) are so treated.
(10)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Constructively Owns Shares (the “Entity”) and, as a result, a Person (other than an Existing Constructive Holder) holding an interest in the Entity would Constructively Own Shares of any class in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which Shares are exchanged, Shares Constructively Owned by the Entity shall be treated as exchanged before any Shares Constructively Owned by the Person holding an interest in the Entity (independently of such Person’s interest in the Entity) are so treated.
(11)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.6(c)(1) through (10), occurs which would, if effective, result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit, then the smallest number of Shares Constructively Owned by such Person which, if exchanged for Excess Stock, would result in such Person’s Constructive Ownership of Shares not being in excess of the Constructive Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

(12)    If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.6(c)(1) through (10), occurs which would, if effective, result in any Person (other than, in the case of Common Stock, an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section 6.6(l)(1) , the smallest number of Shares Beneficially Owned by such Person which, if exchanged for Excess Stock, would result in such Person’s Beneficial Ownership of Shares not being in excess of such Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.
(13)    Subject to the provisions of Section 6.6(c)(14), if, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Section 6.6(c)(1) through (10), occurs which would, if effective, result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6(l)(1), the smallest number of shares of Common Stock Beneficially Owned by such Existing Holder which, if exchanged for Excess Stock, would result in such Existing Holder’s Beneficial Ownership of Shares of Common Stock not being in excess of the such Existing Holder Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event. Any event which results in Beneficial Ownership on the Limitation Date by an Existing Holder of shares of Common Stock that were not Beneficially Owned by such Existing Holder on the Adoption Date shall be treated, for purposes of this Section 6.6(c)(13), as an event occurring on the day after the Limitation Date and such shares of Common Stock shall not be taken into account in determining such Existing Holder’s Existing Holder Limit.
(14)    In addition, if a Person (the “nonreporting Person”) who Beneficially Owns more than 2.0% of the outstanding shares of Common Stock on the Adoption Date does not provide all of the information required by Section 6.6(f)(2) hereof and, as a result, five or fewer Persons would, but for the exchange required by this paragraph, Beneficially Own, in the aggregate, more than 49.9% of the outstanding shares of Common Stock, then, as of the day prior to the date on which such aggregate ownership would have come to exceed 49.9%, shares of Common Stock Beneficially Owned by such nonreporting Person in excess of 2.0% of the outstanding shares of Common Equity Stock, to the extent not described on the written notice, if any, provided by such nonreporting Person pursuant to Section 6.6(f )(2) hereof, shall be automatically exchanged for shares of Common Stock to the extent necessary to prevent such aggregate ownership from exceeding 49.9%.
(15)    If, notwithstanding the other provisions contained in this Article VI, at any time during the Foreign Ownership Limitation Period, there is a purported Transfer or any other event that would, if effective, result in the Trust failing to qualify as a Domestically Controlled Qualified Investment Entity, then the smallest number of Shares owned or purported to be owned, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, by the purported transferee or affected holder which, if exchanged for Excess Stock, would not cause the Trust to fail to qualify as a Domestically Controlled Qualified Investment

Entity shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant Transfer or other event.
(d)    Remedies For Breach. If the Board of Trustees or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.6(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.6(b), the Board of Trustees or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 6.6(b)(2) through (4) or Section 6.6(b)(6) shall automatically result in the exchange described in Section 6.6(c), irrespective of any action (or non-action) by the Board of Trustees.
(e)    Notice of Ownership or Attempted Ownership in Violation of Section 6.6(b). Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Shares in violation of Section 6.6(b), shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Trust’s status as a REIT or as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code).
(f)    Owners Required to Provide Information.
(1)    From the Adoption Date and prior to the Ownership Limitation Termination Date:
(a)    every Beneficial Owner of more than 2.0% of the outstanding Equity Stock of any class shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT.
(b)    each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.
(2)    every Beneficial Owner of more than 2.0% of the outstanding shares of Common Stock on the Adoption Date shall, within 60 days of the Adoption Date, give written notice, a form for which will be made available by the Trust to those Persons that are Shareholders as of the Adoption Date, to the Trust stating the name and address of such

Beneficial Owner, the number of shares of Common Stock Beneficially Owned, and a description of how such shares of Common Stock are held.
(g)    Remedies Not Limited. Nothing contained in this Article VI shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust’s status as a REIT or as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code).
(h)    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.6(a) and any ambiguity with respect to which Shares are to be exchanged for Excess Stock in a given situation, the Board of Trustees shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it.
(i)    Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:
(1)    Subject to the limitations provided in Section 6.6(k), any Existing Holder may Transfer shares of Common Stock to a Person who is already an Existing Holder up to the number of shares of Common Stock Beneficially Owned by such transferor Existing Holder in excess of the Ownership Limit with respect to Common Stock. Any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder and increase the Existing Holder Limit for such transferee Existing Holder by the percentage of the outstanding Common Equity Stock so Transferred. The transferor Existing Holder shall give the Board of Trustees of the Trust prior written notice of any such Transfer.
(2)    Subject to the limitations provided in Section 6.6(k), the Board of Trustees may grant stock options which result in Beneficial Ownership of shares of Common Stock by an Existing Holder pursuant to a stock option plan approved by the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 6.6(k) to permit the Beneficial Ownership of the shares of Common Stock issuable upon the exercise of such stock option.
(3)    The Board of Trustees may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Section 6.6 by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in Section 6.6(i)(2).
(4)    Upon the divorce of an Existing Holder, the Existing Holder Limits of the divorced couple shall be adjusted to reflect their Beneficial Ownership of shares of Common Stock after such divorce.
(j)    Modifications of Ownership Limit.
Subject to the limitations provided in Section 6.6(k), the Board of Trustees may from time to time increase the Ownership Limit with respect to a class of Shares.

(k)    Limitations on Modifications.
(1)    Neither the Ownership Limit with respect to a class of Shares nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then-existing Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% of the outstanding Equity Stock of the class of Shares to which such Ownership Limit or Existing Holder Limit relates. For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of Section 542(a)(2) will not be treated as an Existing Holder if all of the shares of Common Stock Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(3) of the Code.
(2)    Prior to the modifications of any Existing Holder Limit or Ownership Limit pursuant to Section 6.6(i) or Section 6.6(j), the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT.
(3)    No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit for Common Stock.
(4)    The Ownership Limit with respect to a class of Shares may not be increased to a percentage which is greater than 9.9%.
(l)    Exceptions.
(1)    The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership Limit with respect to a class of Shares or an Existing Holder Limit, as the case may be, if the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of Shares of such class will violate the Ownership Limit with respect to such class or any applicable Existing Holder Limit, in either case with respect to such individual, and such Person acknowledges and agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person for Excess Stock in accordance with Section 6.6(c). In no event shall any exemption granted pursuant to this Section 6.6(l)(1) to a Person that is an individual for purposes of Section 542(a)(2) of the Code permit such individual to have Beneficial Ownership with respect to any class of Shares in excess of 9.9% of the outstanding Shares of such class.
(2)    The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may designate a Person as an Existing Constructive Holder, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B)) in a Tenant (or such smaller interest as would, in conjunction with the direct or constructive holdings of the Existing Constructive Holders, cause the aggregate interest held by the Existing Constructive Holders and such Person to exceed 9.9%) and the Trust obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person in excess of the Constructive Ownership Limit for Excess Stock in accordance with Section 6.6(c) (as though the phrase “other than an Existing Constructive Holder” did not appear therein).
SECTION 6.7 Legend.

(a) Each certificate for Common Stock shall bear substantially the following legend:

“The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Code. No Person may Beneficially Own shares of Common Stock in excess of 2.0% (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Common Equity Stock of the Trust (unless such Person is an Existing Holder) and no Person may Constructively Own shares of Common Stock in excess of 9.9% of the outstanding Common Equity Stock of the Trust (unless such person is an Existing Constructive Holder). In addition, no Person may own, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, shares of Common Stock to the extent that such ownership of such shares would cause the Trust to fail to qualify as a domestically controlled qualified investment entity. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.”
(b) Each certificate for Preferred Stock shall bear substantially the following legend:

“The shares of Preferred Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Code. No Person may Beneficially Own shares of Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class and no Person may

Constructively Own Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class (unless such person is an Existing Constructive Holder). In addition, no Person may own, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, shares of Preferred Stock to the extent that such ownership of such shares would cause the Trust to fail to qualify as a domestically controlled qualified investment entity. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.
SECTION 6.8     Excess Stock.

(a)    Ownership in Trust. Upon any purported Transfer or other event that results in an exchange of Shares for Excess Stock pursuant to Section 6.6(c), such Excess Stock shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 6.8(e). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Stock except as provided in Section 6.8(e). Where a Transfer or other event results in both an automatic exchange of Shares of more than one class for Excess Stock, then separate Special Trusts shall be deemed to have been established for the Excess Stock attributable to the Shares of each such class.
(b)    Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Stock shall be repaid to the Trust upon demand.
(c)    Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Trustees of the Trust pursuant to Section 6.3 and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Trust available for distribution to the holders of Common Stock or Excess Common Stock which bears the same relation to the total amount of such assets of the Trust as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Trust which a holder of the Preferred Stock that was exchanged for such Excess Preferred Stock would have been entitled to receive had such Preferred Stock remained outstanding. The Trust, as holder of the Excess Stock in trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets or the Trust.
(d)    Voting Rights. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by law).
(e)    Restrictions On Transfer; Designation of Beneficiary.
(1)Excess Stock shall not be transferrable. The Purported Record Transferee or Purported Record Holder may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Stock held by the Special Trust attributable to a purported Transfer or other event that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Special Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Stock that, in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such Shares (through a gift, devise or other transaction), a price per share equal to the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Stock or, in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Stock on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Stock in the Special Trust shall be automatically exchanged for an equal number of shares of Common Stock or shares of a class of Preferred Stock (depending upon the type and class of Shares that were originally exchanged for such Excess Stock) and such shares of Common Stock or Preferred Stock shall be transferred of record to the transferee of the interest in the Special Trust if such Common Stock or Preferred Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under Section 6.8(f). Notwithstanding the foregoing, the Beneficiary cannot be, or cannot be directly or indirectly owned by, a foreign person within the meaning of Section 897(h)(4)(B) of the Code.
(2)Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Section 6.8(e)(1), such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Beneficiary to pay, such excess to the Trust.
(f)    Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to, in the case of Excess Stock resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift) the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer or, in the case of Excess Stock created by any other event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Stock on the date of such exchange or (ii) the Market Price of such Shares on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported Transfer or other event which resulted in an exchange of Shares for such Excess Stock and (ii) the date the Board of Trustees determines in good faith that a purported Transfer or other event resulting in an exchange of Shares for such Excess Stock has occurred, if the Trust does not receive a notice of any such transfer pursuant to Section 5.6(e).
SECOND: The amendment to the Declaration as set forth above has been duly advised by the Board of Trustees of the Company and approved by the shareholders of the Company as required by law.
THIRD: The undersigned officer acknowledges these Articles of Amendment to be the trust act of the Company and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President—Finance and Administration and Chief Administrative Officer and attested to by its Secretary on this 7th day of August, 2019.

ATTEST:	VORNADO REALTY TRUST

/s/ Alan J. Rice	By:	/s/ Joseph Macnow
Alan J. Rice		Joseph Macnow
Secretary		Executive Vice President— Chief Financial
Officer and Chief Administrative Officer